SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 31, 2012

Date of report (Date of earliest event reported)

VRDT CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739

(Address of principal executive offices)

(909) 786-1981

(Registrant’s telephone number)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to Form 8-K (this “Amendment”) amends the Current Report on Form 8-K originally filed on September 6, 2012 (the “Original Filing”) by VRDT Corporation, a Delaware corporation (“VRDT,” the “Company,” “we,” or “us”). We are filing this Amendment to amend and restate the Original Filing in its entirety.

Unless expressly stated, this Amendment does not reflect events occurring after the filing of the Original Filing, and it does not update in any way the disclosures contained in the Original Filing, which speak as of the date of the Original Filing, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Original Filing. Accordingly, this Amendment should be read in conjunction with the Original Filing and the Company's other SEC filings subsequent to the filing of the Original Filing.

Item 1.01 – Entry into Material Definitive Agreement

Item 2.01 – Completion of Acquisition or Disposition of Assets

Pursuant to a Stock Purchase Agreement1 (the “Agreement”), entered into by and between VRDT Corporation, a Delaware corporation (“VRDT”), 24Tech Corporation, a California corporation (“24Tech”), and Larry Pendleton, Karen Pendleton, Monte Winegar and Kandy Winegar, the shareholders of 24Tech (collectively, the “Shareholders”), dated as of August 31, 2012, VRDT acquired all of the outstanding equity securities of 24Tech from the Shareholders in exchange for a total of one million (1,000,000) shares of common stock, par value $.001 per share, of VRDT (the “Acquisition”). VRDT and 24Tech had previously enjoyed a contractual relationship pursuant to which 24Tech provided information technology services to VRDT on a vendor basis. Neither 24Tech nor VRDT held a direct ownership interest in the other prior to the Acquisition. The principals of 24Tech, Larry Pendleton and Monte Winegar, however, each also serve as an employee of VRDT and also were shareholders of VRDT at the time of the Acquisition. As a result of the Acquisition, 24Tech became a wholly-owned subsidiary of VRDT.

Pursuant to the Agreement, as payment for all of the outstanding equity securities of 24Tech, VRDT issued to each of the Shareholders, individually, two hundred fifty thousand (250,000) shares of common stock of VRDT. The VRDT common stock was issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2013	By:	VRDT Corporation (Registrant)

		By:	/s/ Robert A. Kasprzak
Robert A. Kasprzak, Esq.
General Counsel

1 A copy of the Agreement was attached to the Original Filing as Exhibit 4.1, and is incorporated by reference herein.